Registration No.
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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         AMREP CORPORATION
      ------------------------------------------------------
      (Exact name of Registrant as specified in its charter)

                             OKLAHOMA
  --------------------------------------------------------------
  (State or other jurisdiction of incorporation or organization)

                            59-0936128
               ------------------------------------
               (I.R.S. Employer Identification No.)

          641 LEXINGTON AVENUE, NEW YORK, NEW YORK  10022
                          (212) 705-4700
   -------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

     AMREP CORPORATION 1992 NON-EMPLOYEE DIRECTORS OPTION PLAN
     -------------------------------------------------------
                     (Full title of the plan)

                         VALERIE ASCIUTTO
                VICE PRESIDENT AND GENERAL COUNSEL
                         AMREP CORPORATION
          641 LEXINGTON AVENUE, NEW YORK, NEW YORK  10022
                          (212) 705-4700
     ---------------------------------------------------------
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copies to:

                      Edward B. Winslow, Esq.
                     Jacobs Persinger & Parker
            77 Water Street, New York, New York  10005
                          (212) 344-1866

                  Calculation of Registration Fee
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                                              Proposed
Title of each                                 maximum
  class of        Amount     Proposed maximum aggregate   Amount of
securities to     to be       offering price  offering   registration
be registered  registered(1)   per share(2)   price(2)       fee
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Common Stock,
$.10 par value     35,000         $4.50      $157,500.00     $47.73
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(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable under the AMREP Corporation 1992 Non-Employee Directors Option Plan as a result of the anti-dilution provisions thereof.
(2) Based upon the average of the high and low prices for the shares of Common Stock as reported on the New York Stock Exchange Composite Tape for December 11, 1996. See Rule 457(h).
    Estimated solely for the purpose of calculating the registration fee.
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

                          AMREP Corporation


This Registration Statement is registering 35,000 additional shares of Common Stock, par value $.10 per share, for issuance pursuant to the Registrant's 1992 Non-Employee Directors Option Plan, as amended.

The contents of Registration Statement No. 33-67114 on Form S-8 are incorporated herein by reference.

Item 8.	Exhibits

The following are filed as exhibits to this Registration Statement:

     5 Opinion of Jacobs Persinger & Parker as to legality of the shares

  23(a)  Consent of Jacobs Persinger & Parker

  23(b)  Consent of Arthur Andersen LLP, Independent Public
         Accountants

  24     Power of Attorney - See Signature Page

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, AMREP Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 12th day of December, 1996.

                             AMREP CORPORATION


                             By: /s/ Mohan Vachani
                                ------------------------------
                                Mohan Vachani
                                Senior Vice President


                          POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mohan Vachani and Valerie Ascuitto, and each of them acting singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Mohan Vachani                     /s/ Peter M. Pizza
-----------------------------         ------------------------------
Mohan Vachani                          Peter M. Pizza
Senior Vice President - Chief          Controller
Financial Officer and Director         (Principal Accounting Officer)
(Principal Financial Officer)*         Dated: December 12, 1996
Dated: December 12, 1996


* Also acting as Principal Executive Officer in the absence of a Chief Executive Officer solely for the purpose of signing this Registration Statement.

/s/ Jerome Belson                      /s/ Nicholas G. Karabots
-----------------------------          ------------------------------
Jerome Belson                          Nicholas G. Karabots
Director                               Director
Dated: December 12, 1996               Dated: December 12, 1996


/s/ Edward B. Cloues, II               /s/ Albert Russo
-----------------------------          -----------------------------
Edward B. Cloues, II                   Albert Russo
Director                               Director
Dated: December 12, 1996               Dated: December 12, 1996


/s/ David N. Dinkins                   /s/ Samuel N. Seidman
-----------------------------          ------------------------------
David N. Dinkins                       Samuel N. Seidman
Director                               Director
Dated: December 12, 1996               Dated: December 12, 1996


/s/ Harvey I. Freeman                  /s/ James Wall
-----------------------------          ------------------------------
Harvey I. Freeman                      James Wall
Director                               Director
Dated: December 12, 1996               Dated: December 12, 1996


/s/ Daniel Friedman
-----------------------------
Daniel Friedman
Director
Dated: December 12, 1996

Index to Exhibits


Exhibit No.	  Description

    5 Opinion of Jacobs Persinger & Parker as to legality of the shares

    23(a)     Consent of Jacobs Persinger & Parker - See Exhibit 5

    23(b)     Consent of Arthur Andersen LLP, Independent Public
              Accountants

    24        Power of Attorney - See Signature Page

                                                     Exhibit 5




                                        December 12, 1996



AMREP Corporation
641 Lexington Avenue
New York, New York  10022

Re:  Registration Statement on Form S-8

Dear Sirs:

We refer to the Registration Statement on Form S-8 of AMREP Corporation
(the "Company") with respect to 35,000 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company issuable upon exercise of options which have been, or may be, granted to non-employee directors of the Company under the Company's 1992 Non-Employee Directors Option Plan (the "Plan"). In connection with the foregoing, we, as counsel for the Company, have examined the Certificate of Incorporation, By-Laws, minute books and other instruments, books and records of the Company and such matters of law as we have deemed necessary and appropriate to enable us to give the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the options duly granted under the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules or Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Jacobs Persinger & Parker

                                                     Exhibit 23(b)




              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
   of AMREP Corporation


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 28, 1996, of the consolidated financial statements of AMREP Corporation included in the Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 1996, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


New York, New York
December 11, 1996